
                                                                                                EXHIBIT 19.1
                                       STATEMENT TO CERTIFICATEHOLDERS
                                    NATIONSCREDIT GRANTOR TRUST 1996 - 1

      Pursuant to the Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit
       Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer")
        and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                         Oct-2002
Collection Period                                                                                1-Oct-2002
Determination Date                                                                              11-Nov-2002
Deposit Date                                                                                    14-Nov-2002
Distribution Date                                                                               15-Nov-2002


POOL BALANCE
            Pool Balance on the close of the last day of the Collection Period (Record Date)  19,604,465.94
            Pool Factor                                                                             8.78359%
            Ending Certificate Balance (per $1,000 certificate)                                       87.84
            Liquidation Proceeds                                                                   7,544.26
            Purchase Amounts                                                                              -



AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
            Interest Payments:
            Monthly Interest Payment                                                                  0.445
            Carry-Over Monthly Interest Payment                                                           -
                                                                                              --------------

            TOTAL INTEREST PAYMENT                                                                    0.445
                                                                                              ==============

            Principal Payments:
            Monthly Marine Principal Payment                                                          3.391
            Carry-Over Monthly Marine Principal Payment                                                   -
                                                                                              --------------

            TOTAL PRINCIPAL PAYMENT                                                                   3.391
                                                                                              ==============

            Servicing Fee:
            Servicing Fee                                                                             0.057
            Carry-Over Monthly Servicing Fee                                                              -
                                                                                              --------------

            TOTAL SERVICING FEE                                                                       0.057
                                                                                              ==============



SURETY BOND
            Surety Bond Amount for the current Distribution Date                               5,090,319.38
            Surety Bond Amount as a % of the Pool Balance                                          25.96510%


                                      MONTHLY SERVICERS CERTIFICATE
                                   NATIONSCREDIT GRANTOR TRUST 1996 - 1

    Pursuant to the Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit
      Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer")
       and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                     Oct-2002
Collection Period                                                                             1-Oct-2002
Determination Date                                                                           11-Nov-2002
Deposit Date                                                                                 14-Nov-2002
Distribution Date                                                                            15-Nov-2002


POOL BALANCE
          Pool Balance on the close of the last day of the preceding Collection Period     20,361,277.51
          Principal Collections                                                               726,288.64
          Purchase Amounts Allocable to Principal                                                      -
          Defaulted Receivables                                                                30,522.93
          Pool Balance on the close of the last day of the Collection Period               19,604,465.94

          Original Pool Balance                                                           223,194,105.12

          Pool Factor                                                                            8.78359%

          Preference Amounts                                                                           -

          Certificate Pass-Through Rate                                                             5.85%
          Servicing Fee Rate                                                                        0.75%



AVAILABLE INTEREST
          Collections allocable to interest                                                   172,227.80
          Liquidation Proceeds                                                                  7,544.26
          Purchase Amounts allocable to interest                                                       -
                                                                                          ---------------

          TOTAL INTEREST                                                                      179,772.06
                                                                                          ===============



AVAILABLE PRINCIPAL
          Collections allocable to principal                                                  726,288.64
          Purchase Amounts allocable to principal                                                      -
                                                                                          ---------------

          TOTAL PRINCIPAL                                                                     726,288.64
                                                                                          ===============



AVAILABLE FUNDS
          Collections allocable to interest                                                   172,227.80
          Liquidation Proceeds                                                                  7,544.26
          Purchase Amounts allocable to interest                                                       -
          Collections allocable to principal                                                  726,288.64
          Purchase Amounts allocable to principal                                                      -
                                                                                          ---------------

          TOTAL AVAILABLE FUNDS                                                               906,060.70
                                                                                          ===============



DEPOSIT TO THE CERTIFICATE ACCOUNT
          Available Funds allocable to interest                                               179,772.06
          Available Funds allocable to principal                                              726,288.64
          Reserve Account Interest Withdrawal                                                          -
          Surety Interest Drawing                                                                      -
          Reserve Account Preference Withdrawal                                                        -
          Surety Preference Withdrawal                                                                 -
          Reserve Account Principal Withdrawal                                                         -
          Surety Principal Drawing                                                                     -
                                                                                          ---------------

          TOTAL DEPOSIT TO THE CERTIFICATE ACCOUNT                                            906,060.70
                                                                                          ===============



INTEREST PAYMENT
          Monthly Interest Payment                                                             99,261.23
          Carry-Over Monthly Interest                                                                  -
                                                                                          ---------------

          TOTAL                                                                                99,261.23
                                                                                          ===============



PRINCIPAL PAYMENT
          Monthly Principal Payment                                                           756,811.57
          Carry-Over Monthly Principal                                                                 -
                                                                                          ---------------

          TOTAL                                                                               756,811.57
                                                                                          ===============



SERVICING FEE
          Servicing Fee                                                                        12,725.80
          Carry-Over Monthly Servicing Fee                                                             -
                                                                                          ---------------

          TOTAL                                                                                12,725.80
                                                                                          ===============



DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
          Interest distributions                                                               99,261.23
          Principal distribution                                                              756,811.57
          Preference Amounts
          Servicing Fee distribution                                                           12,725.80
          Distributions to the Surety Bond Provider                                             2,036.13
          Distributions to the Reserve Account                                                         -
          Distributions to the Seller                                                          35,225.97

          Carry-Over Monthly Interest to the next Distribution Date                                    -
          Carry-Over Monthly Principal to the next Distributions Date                                  -
          Carry-Over Monthly Servicing Fee to the next Distribution Date                               -



RESERVE ACCOUNT
          Reserve Account Balance as of the end of the preceding Collection Period          5,579,852.63
          Earnings from investments on the Reserve Account                                      5,950.16
          Reserve Account Interest Withdrawal                                                          -
          Reserve Account Preference Withdrawal                                                        -
          Reserve Account Principal Withdrawal                                                         -
          Deposits to the Reserve Account                                                              -
                                                                                          ---------------

          Reserve Account Balance                                                           5,585,802.79
                                                                                          ===============

          Distributions of any excess amounts on deposit in the Reserve Account                 5,950.16
                                                                                          ---------------

          Ending Reserve Account Balance                                                    5,579,852.63
                                                                                          ===============

          Reserve Account Balance as a % of the Pool Balance                                       28.46%
          Specified Reserve Account Requirement                                             5,579,852.63
          Amount needed to fully fund Reserve Account                                                  -



SURETY BOND
          Required Surety Bond Amount (25% of the Pool Balance)                             5,090,319.38
          Surety Bond amount on the previous Distribution Date                              5,276,094.41
          Payments made with respect Surety Principal Draws                                            -
          Payments received with respect to unreimbursed Surety Principal Draws                        -
          Surety Bond Amount for the current Distribution Date                              5,090,319.38

          Total Surety Interest Draws                                                                  -
          Total Surety Principal Draws                                                                 -
          Total Surety Preference Draws                                                                -
          Total Draws                                                                                  -
          Outstanding Remaining Amounts Owed to the Surety Bond Provider                               -
          Interest on Remaining Amounts Owed to the Surety Bond Provider                               -
          Surety Bond Fee                                                                       2,036.13
          Total unreimbursed Surety Interest Draws                                                     -
          Total unreimbursed Surety Principal Draws                                                    -
          Total unreimbursed Surety Preference Draws                                                   -
          Amount Owed to Surety Bond Provider                                                   2,036.13
          Surety Bond Fee Paid                                                                  2,036.13
          Total payments for Surety Interest Draws                                                     -
          Total payments for  Surety Principal Draws                                                   -
          Total payments for  Surety Preference Draws                                                  -
          Payments made to the Surety Bond Provider                                             2,036.13
          Surety Bond Fee Outstanding                                                                  -
          Remaining unreimbursed Surety Interest Draws                                                 -
          Remaining unreimbursed Surety Principal Draws                                                -
          Remaining unreimbursed Surety Preference Draws                                               -
          Remaining Amounts Owed to the Surety Bond Provider                                           -



NET CREDIT LOSS RATIO
          Net Credit Losses                                                                    22,978.67
          For the Current Collection Period                                                         1.38%
          For the preceding Collection Period                                                      -1.70%
          For the second preceding Collection Period                                               -0.48%
          Average Net Credit Loss Ratio                                                            -0.27%



DELINQUENCY ANALYSIS
          Number of Loans
               30 to 59 days past due                                                                 75
               60 to 89 days past due                                                                 25
               90 or more days past due                                                               12
                                                                                          ---------------

                          TOTAL                                                                      112
                                                                                          ===============

          Principal Balance
               30 to 59 days past due                                                         540,107.27
               60 to 89 days past due                                                         250,581.05
               90 or more days past due                                                       122,965.48
                                                                                          ---------------

                          TOTAL                                                               913,653.80
                                                                                          ===============

          Delinquency Ratio
          For the current Collection Period                                                         4.66%
          For the preceding Collection Period                                                       5.00%
          For the second preceding Collection Period                                                4.36%
          Average Delinquency Ratio                                                                 4.67%




REPOSSESSION ANALYSIS
          Current Balance of Contracts where Repossession Occurred in the Current Month        23,243.61
          Number of Contracts where Repossession Occurred in the Current Month                         2




WEIGHTED AVERAGE COMPUTATIONS
          Weighted Average Coupon                                                                  10.38%
          Weighted Average Original Term (months)                                                 123.00
          Weighted Average Remaining Term (months)                                                 55.19




CASH SETTLEMENT FOR THE TRUSTEE
         Available Funds due from the Collection Account to Certificate Account               906,060.70
         Servicing Fee                                                                         12,725.80
         Interest allocable to the Seller's Certificate                                             0.05
         Principal amount allocable to the Seller's Certificate                                     0.36
         Wire Funds to the Surety Bond Provider                                                 2,036.13
         Net Deposit From Collection Account to the Certificate Account                       891,298.36
         Reserve Account deposit to Certificate Account                                                -
         Surety Bond deposit to Certificate Account                                                    -
         Total Deposit to the Certificate Account                                             891,298.36
         Wire Funds to the Certificateholders - Interest                                       99,261.18
         Wire Funds to the Certificateholders - Principal                                     756,811.21
         Deposit Funds into the Reserve Account                                                        -
         Wire Funds to NationsCredit                                                           35,225.97


Approved  by:   /s/  JOYCE  MCLEOD
                ------------------
                     Joyce  McLeod
                     Vice  President



                                 [NATIONSCREDIT GRANTOR TRUST LETTERHEAD]
                                 ----------------------------------------

OCTOBER  15,  2002

BY  EDGAR

Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:   NationsCredit  Grantor  Trust  1996  -  1

Ladies  and  Gentlemen:

On  behalf  of  NationsCredit  Grantor  Trust  1996  -  1  (the  "Trust")  filed  herewith  via
EDGAR  is  the  Trust's  Current  Report  on  Form  8-K.

Should  you  have  any  questions  with  regard  to  the  filing,  please  call  the  undersigned at  (704)  387-7045.

Very  truly  yours,

/s/  JOYCE  MCLEOD
------------------
     Joyce  McLeod
     Vice  President